Government of Puerto Rico
Department of State

Transaction Date: 26-Jan-2022
Register No: 470227
Order No: 2146657

Amendment to Articles of Incorporation

470227 - USA OPPORTUNITY INCOME FUND, INC.

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Corporation Name

Previous	Actual
USA OPPORTUNITY INCOME FUND, INC.	USA OPPORTUNITY INCOME ONE, INC.

Supporting Documents

Document	Date Issued
Corporate Resolution	25-Jan-2022

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, LLC, Estrella [Other - Authorized Representative] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 26th day of January, 2022.

CERTIFICATE OF AMENDMENT

I, **Omar J. Marrero Díaz, Secretary of State** of the Government of Puerto Rico,

CERTIFY: That on **January 26, 2022**, at **11:15 AM**, **"USA OPPORTUNITY INCOME FUND, INC."**, registry number **470227**, performed the following transaction:

Name Change

Previous	Actual
USA OPPORTUNITY INCOME FUND, INC.	**USA OPPORTUNITY INCOME ONE, INC.**

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, **January 26, 2022.**

Omar J. Marrero Díaz
Secretary of State